Exhibit 99.1
     THIS INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE (this “Instrument”), dated as of October 14, 2008 (“Effective Date”), is by and among Washington Mutual, Inc., a Washington corporation (the “Issuer”), Wells Fargo Bank N.A., a national banking association duly organized and existing under the laws of the United States of America, (the “Successor Trustee”), and The Bank of New York Mellon Trust Company, N.A., a duly organized national bank (the “Resigning Trustee”). Capitalized terms not otherwise defined herein shall have the same meaning ascribed to such terms in the Indenture (as defined below).
RECITALS
     WHEREAS, pursuant to an Indenture dated as of April 30, 2001, (the “Indenture”), entered into by the Issuer and the Resigning Trustee, the Issuer issued $1,150,000,000 aggregate principal amount of their 5.375% Junior Subordinated Debt Securities (the “Notes”) Due July 1, 2041;
     WHEREAS, the Issuer appointed the Resigning Trustee as the Trustee, Paying Agent, and Security Registrar under the Indenture;
     WHEREAS, there is presently issued and outstanding $1,150,000,000 in aggregate principal amount of Notes;
     WHEREAS, Section 610(b) of the Indenture provides that the Trustee may at any time resign by giving written notice of such resignation to the Issuer;
     WHEREAS, the Resigning Trustee desires to resign as Trustee, Paying Agent, and Security Registrar under the Indenture, and the Issuer desires to appoint the Successor Trustee as Trustee, Paying Agent, and Security Registrar under the Indenture to succeed the Resigning Trustee in each of such capacities under the Indenture; and
     WHEREAS, the Successor Trustee is willing to accept the appointment as Trustee, Paying Agent, and Security Registrar under the Indenture;
     NOW, THEREFORE, in consideration of the covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Acceptance of Resignation of Resigning Trustee; Appointment of Successor Trustee. The Resigning Trustee hereby resigns as Trustee, Paying Agent, and Security Registrar under the Indenture. The Issuer accepts the resignation of the Resigning Trustee as Trustee, Paying Agent, and Security Registrar, and hereby appoints the Successor Trustee as Trustee, Paying Agent, and Security Registrar under the Indenture. The Issuer hereby acknowledges that, as of the Effective Date, the Successor Trustee shall be the Trustee under the Indenture and shall hold all rights, powers, trusts privileges, duties and obligations which the Resigning Trustee now holds under and by virtue of the Indenture.

     2. Issuer Representations and Warranties. The Issuer represents and warrants to the Successor Trustee that:
a. It is duly organized and validly existing;
b. It has duly authorized the execution and delivery of this Instrument; and
c. Annexed hereto as Exhibit C is the form of Board Resolutions which were duly adopted by the Board of Directors of the Issuer, which are in full force and effect on the date hereof, and which authorize certain officers of the Company to (a) accept Resigning Trustee’s resignation as Trustee, Paying Agent, and Security Registrar under the Indenture; (b) appoint Successor Trustee as Trustee, Paying Agent, and Security Registrar under the Indenture; and (c) execute and deliver such agreements and other instruments as may be necessary or desirable to effectuate the succession of Successor Trustee as Trustee, Paying Agent, and Security Registrar under the Indenture.
     3. Resigning Trustee Representations and Warranties. The Resigning Trustee hereby represents and warrants to the Successor Trustee that:
a. No covenant or condition contained in the Indenture has been waived by the Resigning Trustee or, to the knowledge of the Responsible Officer who is signing this document, by the holders of the percentage in aggregate principal amount of Notes required by the Indenture to effect any such waiver;
b. There is no action, suit or proceeding pending or, to the knowledge of the Responsible Officer who is signing this document, threatened against the Resigning Trustee before any court or governmental authority arising out of any action or omission by the Resigning Trustee as Trustee, Paying Agent, and Security Registrar under the Indenture;
c. Resigning Trustee shall endeavor to deliver to Successor Trustee, as of or immediately after the Effective Date hereof, to the extent available, all of the documents listed in Exhibit B hereto, including other documents relating to the Indenture, and all information in the possession of its corporate trust department relating to the administration and status of the Indenture;
d. The execution and delivery of this Instrument has been duly authorized by the Resigning Trustee, and this Instrument constitutes the Resigning Trustee’s legal, valid, binding and enforceable obligation;
e. The Resigning Trustee certifies that $1,150,000,000 in principal amount of Notes is outstanding and interest has been paid through October 1, 2008; and

g. Except as set forth on Exhibit B hereto, the Indenture has not been supplemented and remains in full force and effect.
     4. Successor Trustee Representation and Warranty. The Successor Trustee represents and warrants to the Resigning Trustee and the Issuer that it is eligible to serve as Trustee under Section 611 of the Indenture.
     5. Acceptance by Successor Trustee. This Instrument and the resignation, appointment and acceptance effected hereby shall be effective as of the close of business on the date first above written, upon the execution and delivery hereof by each of the parties hereto; provided, that the resignation of the Resigning Trustee as Paying Agent and the appointment of the Successor Trustee as Paying Agent under the Indenture shall be effective 10 business days after the date first above written. The Successor Trustee will perform said rights, powers and duties upon the terms and conditions set forth in the Indenture. Promptly after the execution and delivery of this Instrument, the Successor Trustee shall cause a notice, the form of which is annexed hereto as Exhibit A to be sent to each holder of the Notes.
     6. Assignment etc. by Resigning Trustee. Effective on the Effective Date, the Resigning Trustee hereby confirms, assigns, transfers, delivers and conveys to the Successor Trustee, as Trustee under the Indenture, upon the trusts expressed in the Indenture, all rights, powers, trusts privileges, duties and obligations which the Resigning Trustee now holds under and by virtue of the Indenture, and effective as of such date does hereby pay over to the Successor Trustee any and all property and moneys held by the Resigning Trustee under and by virtue of the Indenture.
     7. Additional Documentation. The Resigning Trustee, for the purposes of more fully and certainly vesting in and confirming to the Successor Trustee the rights, powers, trusts, privileges, duties and obligations hereby assigned, transferred, delivered and conveyed, agrees, upon reasonable request of the Successor Trustee, to execute, acknowledge and deliver such further instruments of conveyance and further assurance and to do such other things as may reasonably be required by the Successor Trustee.
     8. Choice of Laws. This Instrument shall be governed by the laws of the State of New York.
     9. Counterparts. This Instrument may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but all counterparts shall constitute but one Instrument.
     10. Survival of Issuers’ Obligations to Resigning Trustee. Notwithstanding the resignation of the Resigning Trustee as Trustee, Paying Agent, and Security Registrar under the Indenture, the Issuer shall remain obligated under the Indenture to compensate, reimburse and indemnify the Resigning Trustee in connection with its capacities as Trustee, Paying Agent, and Security Registrar as provided in the Indenture, and nothing contained in this Instrument shall in any way abrogate the obligations of the Issuers to the

Resigning Trustee under the Indenture or any lien created in favor of the Resigning Trustee thereunder.
     11. Notices. All notices, whether faxed or mailed, will be deemed received when sent pursuant to Section 105 of the Indenture to the following:
TO THE SUCCESSOR TRUSTEE:
Wells Fargo Bank, N.A.
625 Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Thomas M. Korsman
Telecopy: (612) 667-9825
TO THE RESIGNING TRUSTEE:
The Bank of New York Mellon Trust Company, N.A.
c/o The Bank of New York
101 Barclay Street, Floor 8 West
New York, New York 10286
Attention: Gary Bush
Telecopy: (732) 667-4734
THE ISSUER
Washington Mutual, Inc.
1201 Third Avenue
Seattle, WA 98101
Attention: Fay L. Chapman
Telecopy: (206) 461-5739
          12. Effectiveness. This Instrument and the resignations, appointment and acceptance effected hereby shall be effective as of the close of business on the date first set forth above, upon the execution and delivery hereof by each of the parties hereto; provided, that the resignation of the Resigning Trustee as Paying Agent and the appointment of the Successor Trustee as Paying Agent under the Indenture shall be effective 10 business days after the date first above written.

     IN WITNESS WHEREOF, the parties hereto have executed this Instrument as of the date set forth above.
WASHINGTON MUTUAL, INC., as Issuer

By	/s/ Stewart M. Landefeld
Name	Stewart M. Landefeld
Its	Executive Vice President
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Resigning Trustee

By	/s/ Gary S. Bush
Name	Gary S. Bush
Its	Agent
WELLS FARGO BANK, N.A., as Successor Trustee

By	/s/ James R. Lewis
Name	James R. Lewis
Its	Vice President

EXHIBIT A
[Wells Fargo Bank, N.A. Letterhead]
Notice to Holders of Washington Mutual, Inc. (the “Issuer”) 5.375% Junior Subordinated Debt Securities (the “Notes”) Due July 1, 2041:
We hereby notify you of the resignation of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture, dated as of April 30, 2001, pursuant to which your Notes were issued and are outstanding.
The Issuer has appointed Wells Fargo Bank, N.A., whose Corporate Trust Office is located at 625 Marquette Avenue, Minneapolis, Minnesota 55479, as successor Trustee under the Indenture, which appointment has been accepted and become effective.
Dated: October __, 2008
,
Wells Fargo Bank, N.A., as Successor Trustee

EXHIBIT B
     Documents to be delivered by Resigning Trustee to Successor Trustee as to the Indentures:
     1. Copy of the most recent of each of the reports delivered by the Issuer pursuant to Section 703 the Indenture.
     2. Copy of the Indenture.
     3. File of Closing Documents.
     4. Copy of the most recent Officer’s Certificate delivered pursuant to Section 1004 the Indenture.
     5. Certified list of noteholders as of the Effective Date, certificate detail and all “stop transfers” and the reason for such “stop transfers” (or, alternatively, if there are a substantial number of registered noteholders, the computer tape reflecting the identity of such noteholders).
     6. Copies of any official notices sent by the Trustee to all the holders of the Notes pursuant to the terms of the Indenture during the past twelve months.
     7. Such other nonconfidential, unprivileged documents as the Successor Trustee may request.

EXHIBIT C
CERTIFIED COPY OF RESOLUTIONS OF THE BOARD OF DIRECTORS
OF
WASHINGTON MUTUAL INC.
     The undersigned,      , hereby certifies that he is the duly appointed, qualified and acting Secretary of Washington Mutual Inc., a Washington corporation (the “Corporation”), and further certifies that the following is a true and correct copy of certain resolutions duly adopted by the Board of Directors of said Corporation as of October ___, 2008 and that said resolutions have not been amended, modified or rescinded:
     RESOLVED, that the Corporation appoint Wells Fargo Bank, N.A. as successor Trustee, Paying Agent, and Security Registrar (the “Successor Trustee”) under the Indenture dated as of April 30, 2001 (the “Indenture”) by and between the Corporation and The Bank of New York Mellon Trust Company, N.A.(the “Resigning Trustee”), as Trustee, Paying Agent, and Security Registrar, pursuant to which the Corporation issued $1,150,000,000 aggregate principal amount of the Corporation’s 5.375% Junior Subordinated Debt Securities; and that the Corporation accept the resignation of Resigning Trustee as Trustee, Paying Agent, and Security Registrar under the Indenture, such resignation to be effective upon the execution and delivery by Successor Trustee to the Corporation of an instrument or instruments accepting such appointment as Trustee, Paying Agent, and Security Registrar under the Indenture pursuant to the terms of such instrument; and it is further
     RESOLVED, that the Chairman of the Board, the President, any Vice President, the Treasurer or any Assistant Treasurer of the Corporation be, and each of them hereby is, authorized, empowered and directed to execute and deliver in the name and on behalf of the Corporation an instrument or instruments appointing Successor Trustee as the successor Trustee, Paying Agent, and Security Registrar and accepting the resignation of Resigning Trustee; and it is further
     RESOLVED, that the proper officers of the Corporation are hereby authorized, empowered and directed to do or cause to be done all such acts or things, and to execute and deliver, or cause to be executed or delivered, any and all such other agreements, amendments, instruments, certificates, documents or papers (including, without limitation, any and all notices and certificates required or permitted to be given or made on behalf of the Corporation to Successor Trustee or to Resigning Trustee), under the terms of any of the executed instruments in connection with the resignation of Resigning Trustee, and the appointment of Successor Trustee, in the name and on behalf of the Corporation as any of such officers, in his/her discretion, may deem necessary or advisable to effectuate or carry out the purposes and intent of the foregoing resolutions; and to exercise any of the Corporation’s obligations under the instruments and agreements executed on behalf of the Corporation in connection with the resignation of Resigning Trustee and the appointment of Successor Trustee.
IN WITNESS WHEREOF, I have hereunto set my hand as Secretary and have affixed the seal of the Corporation this                      day of October, 2008.

By:
Name:
Title:
[SEAL]